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                                                                MORGAN & COMPANY
                                                           Chartered Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in amendment no. 4 to the Registration Statement on Form SB-2 of Scala Minerals, Inc. of our report, dated October 13, 2004, relating to the balance sheet of Scala Minerals, Inc. as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from June 2, 2004 (date of inception) to September 30, 2004.

We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver, Canada                                           "Morgan & Company"

August 9, 2005                                            Chartered Accountants


Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1